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                                                                                                                         EXHIBIT 12
                                                            ASHLAND INC.
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                            (In millions)


                                                                                                    Three months ended
                                                              Years ended September 30                 December 31
                                                  ------------------------------------------------  ------------------
                                                    2001      2002      2003      2004      2005      2004      2005
                                                  --------  --------  --------  --------  --------  --------  --------
EARNINGS

Income from continuing operations                 $   390   $   115   $    94   $   398   $ 2,005   $    94   $    67
Income taxes                                          266        68        44       150      (202)       55        40
Interest expense                                      160       133       121       112        87        28         2
Interest portion of rental expense                     40        35        33        35        38         9         9
Amortization of deferred debt expense                   2         2         2         2         3         -         1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                      (91)       20       (98)     (263)     (250)     (145)       (2)
                                                  --------  --------  --------  --------  --------  --------  --------
                                                  $   767   $   373   $   196   $   434   $ 1,681   $    41   $   117
                                                  ========  ========  ========  ========  ========  ========  ========

FIXED CHARGES

Interest expense                                  $   160   $   133   $   121   $   112   $    87   $    28   $     2
Interest portion of rental expense                     40        35        33        35        38         9         9
Amortization of deferred debt expense                   2         2         2         2         3         -         1
                                                  --------  --------  --------  --------  --------  --------  --------
                                                  $   202   $   170   $   156   $   149   $   128   $    37   $    12
                                                  ========  ========  ========  ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES                   3.80      2.19      1.26      2.91     13.13      1.11      9.75
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